Exhibit 99.1

Ideanomics Signs a Definitive Agreement to Acquire

Utah-based Wireless Charging Provider WAVE

-	WAVE was founded in 2011 and is a leading provider of wireless charging systems for commercial EVs
-	Its technology is proven in the field with multiple customer deployments
-	WAVE’s 2020 unaudited revenues are expected to be in the region of $7M, with a burgeoning pipeline for 2021 and beyond

New York, January 5, 2021/PRNewswire/ - Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company") is pleased to announce it has signed a definitive agreement to acquire 100% of privately held Wireless Advanced Vehicle Electrification, Inc. (“WAVE”) for cash and stock consideration, the material terms of which are disclosed in the Company’s related 8-K filing. Roth Capital Partners acted as an advisor to WAVE on the transaction. The acquisition is subject to customary closing conditions.

Founded in 2011, and headquartered in Salt Lake City, Utah, WAVE is a leading provider of inductive (wireless) charging solutions for medium and heavy-duty electric vehicles (EVs). Embedded in roadways and charging vehicles during scheduled stops, the fully automated, hands-free WAVE system eliminates battery range limitations and enables fleets to achieve driving ranges that match that of internal combustion engines.

Deployed since 2012, WAVE has demonstrated the capability to develop and integrate high-power charging systems into heavy-duty electric vehicles from leading commercial EV manufacturers. With commercially available wireless charging systems up to 250kW and higher power systems in development, WAVE provides custom fleet solutions for mass transit, logistics, airport and campus shuttles, drayage fleets, and off-road vehicles at ports and industrial sites.

Wireless charging systems offer several compelling benefits over plug-in-based charging systems, including reduced maintenance, improved health and safety, and expedited energy connection. Furthermore, wireless in-route charging enables greater route lengths or smaller batteries while also maintaining battery life.

WAVE customers include the largest EV bus system in the U.S., the Antelope Valley Transit Authority, and its partnerships include Kenworth, Gillig, BYD, Complete Coach Works, and more.

“The acquisition of WAVE is a significant one for our EV efforts across the board. We are excited to bring Michael Masquelier and his team into the Ideanomics family, where we can inject significant growth capital to enable WAVE to further accelerate its business and bring wireless charging to our product offerings. WAVE has become a market leader in inductive charging systems, which are much better suited for commercial EVs than plug-in charging systems,” said Alf Poor, Ideanomics CEO. “WAVE complements our Medici Motor Works and Treeletrik businesses, and our investment in Solectrac, and is aligned with our MEG division’s Sales to Financing to Charging (S2F2C) model. This is a win-win all around, which will help maximize shareholder value. We’re thrilled to have signed the definitive agreement for this acquisition so we can get to work immediately on the opportunities this brings to both Ideanomics and WAVE.”

“Fast, safe, in-route charging is key to enabling commercial EVs to match the range of internal combustion vehicles,” said Michael Masquelier, WAVE’s Founder and CEO. “Joining the Ideanomics family will allow WAVE solutions to rapidly develop at the scale needed to help fleet operators around the world meet their zero-emission goals.”

About WAVE, Inc.

Founded in 2011, Wireless Advanced Vehicle Electrification (WAVE), is a technology company focused on creating practical and economical solutions for the transit and off-road industrial electric vehicle markets worldwide. WAVE is the premiere developer of inductive charging solutions for medium and heavy-duty vehicles in the United States and has demonstrated the capability to develop and integrate high power charging systems onto heavy-duty electric vehicles.

About Ideanomics

Ideanomics is a global company focused on the convergence of financial services and industries experiencing technological disruption. Our Mobile Energy Global (MEG) division is a service provider that facilitates the adoption of electric vehicles by commercial fleet operators through offering vehicle procurement, finance and leasing, and energy management solutions under our innovative sales to financing to charging (S2F2C) business model. Ideanomics Capital is focused on disruptive fintech solutions for the financial services industry. Together, MEG and Ideanomics Capital provide our global customers and partners with leading technologies and services designed to improve transparency, efficiency, and accountability, and our shareholders with the opportunity to participate in high-potential, growth industries.

The company is headquartered in New York, NY, with offices in Beijing, Hangzhou, and Qingdao, and operations in the U.S., China, Ukraine, and Malaysia.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

WAVE

Tom McDonald, Senior Director of Marketing

4752 West California Ave, Suite B-400, Salt Lake City, UT 84104

tom.mcdonald@waveipt.com

Ideanomics, Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116, New York, NY 10018

ir@ideanomics.com

Valerie Christopherson / Lora Wilson

Global Results Communications (GRC)

+1 949 306 6476

valeriec@globalresultspr.com